UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 22, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 22, 2011 the Board of Directors of Cantel Medical Corp. (the “Company”) appointed Ann E. Berman (58) as a member of the Board to fill a newly created vacancy after the Board increased the number of members comprising the Board from ten to eleven.

Ms. Berman, who is currently retired, served as senior advisor to the president of Harvard University from April 2006 until June 2009 and as Vice President of Finance and Chief Financial Officer of Harvard University from 2002 until April 2006. Ms. Berman is also a director of Loews Corporation and Eaton Vance Corporation.

In connection with her appointment, on March 22, 2011, Ms. Berman was issued 5,000 restricted shares of Common Stock under our 2006 Equity Incentive Plan. The shares are subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of the issuance date. Ms. Berman will be eligible for annual options and/or restricted shares under the 2006 Equity Incentive Plan, as well as director’s fees, on the same terms as our other non-employee directors (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 29, 2010), except that for fiscal 2011 she will receive a pro rata portion of the annual retainer based on the number of months in which she serves as a director in fiscal 2011.

Ms. Berman will serve on the Company’s audit committee.

On March 22, 2011, the Company issued a press release announcing the appointment of Ms. Berman to the Board of Directors.

Item 9.01  Financial Statements, Pro-Forma Financial Information and Exhibits

(d)  Exhibit 99.1  Press release of Registrant dated March 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President

Date: March 24, 2011